QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.2

SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

BY AND BETWEEN

GRUPO GIGANTE, S.A. DE C.V.

and

PRICESMART, INC.

         Dated as of January 15, 2002

TABLE OF CONTENTS

1.	AUTHORIZATION AND SALE OF THE SHARES AND THE WARRANT	1
	1.1 Authorization of the Shares and the Warrant	1
	1.2 Sale of the Shares and the Warrant	1
2.	CLOSING	1
3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	2
	3.1 Organization, Good Standing and Qualification	2
	3.2 Authorization	2
	3.3 Valid Issuance of the Securities	3
	3.4 Capitalization	3
	3.5 Noncontravention	4
	3.6 Reports Filed Under the Securities Exchange Act of 1934; Financial Statements	4
	3.7 Absence of Certain Changes	5
	3.8 No General Solicitation	5
	3.9 Disclosure	5
4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR	5
	4.1 Organization and Qualification	5
	4.2 Authorization	6
	4.3 Purchase for Own Account	6
	4.4 Accredited Investor Status	6
	4.5 Restricted Securities	6
	4.6 Due Diligence and No Solicitation	6
	4.7 Further Limitations on Disposition	6
	4.8 Legends	7
5.	PRE-CLOSING COVENANTS OF THE PARTIES	7
	5.1 General	7
	5.2 Notice of Developments	7
6.	POST-CLOSING COVENANTS OF THE PARTIES	7
	6.1 Board Representation	7
	6.2 Status of Dividends	8
	6.3 Director and Officer Indemnification	8
	6.4 Listing; Reservation	9
7.	CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING	9
	7.1 Representations and Warranties True	9
	7.2 Compliance with Covenants	9
	7.3 No Litigation	9
	7.4 Securities Exemptions	10
	7.5 Opinion of Company Counsel	10
	7.6 Certificate of Designations	10
	7.7 Shares and Warrant	10
	7.8 Proceedings	10
	7.9 Board Representation	10
	7.10 No Material Adverse Effect	10
	7.11 Anti-Takeover Laws Not Applicable	10

ii

8.	CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING	11
	8.1 Representations and Warranties True	11
	8.2 Payment of Consideration	11
	8.3 No Litigation	11
	8.4 Securities Exemptions	11
9.	REGISTRATION STATEMENT FOR RESALE OF THE SHARES	11
	9.1 Registration	11
	9.2 Company Obligations	11
	9.3 Restrictions on Registrations	12
	9.4 Investor Obligations and Rights	13
	9.5 Indemnification	14
	9.6 Expenses	16
10.	TERMINATION	16
	10.1 Termination	16
	10.2 Effect of Termination	16
11.	MISCELLANEOUS	16
	11.1 Survival of Warranties	16
	11.2 Specific Performance	17
	11.3 Successors and Assigns	17
	11.4 Governing Law	17
	11.5 Counterparts	17
	11.6 Headings	17
	11.7 Notices	18
	11.8 No Finder's Fees	18
	11.9 Amendments and Waivers	18
	11.10 Attorneys' Fees	18
	11.11 Severability	18
	11.12 Entire Agreement	19
	11.13 No Third Party Beneficiaries	19
	11.14 Public Announcements	19
	11.15 Further Assurances	19
	11.16 Fees and Expenses	19
	11.17 Waiver of Jury Trial	19
SCHEDULES
Schedule 3.4(b)
EXHIBITS
Exhibit A	Form of Warrant
Exhibit B	Certificate of Designations
Exhibit C	Opinion of Counsel

iii

SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

        This SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (including the Exhibits and Schedules hereto, this "Agreement") is made and entered into as of January 15, 2002 by and between PriceSmart, Inc., a Delaware corporation (the "Company"), and Grupo Gigante, S.A. de C.V., a corporation organized under the laws of the United Mexican States (the "Investor"). The Investor and the Company are referred to herein individually as a "Party" and together as the "Parties."

W I T N E S S E T H:

        WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, 15,000 shares of the Company's Series A Preferred Stock, par value $.0001 per share (the "Series A Preferred"), and the warrant in the form attached hereto as Exhibit A (the "Warrant") to purchase 200,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), at an exercise price of $37.50 per share, on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

        1.    AUTHORIZATION AND SALE OF THE SHARES AND THE WARRANT.

                1.1    Authorization of the Shares and the Warrant.    The Company has authorized a new series of preferred stock, designated 8% Series A Cumulative Convertible Redeemable Series A Preferred Stock, such series having the rights, preferences and privileges provided for in the Company's Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Cumulative Convertible Redeemable Series A Preferred Stock and Qualifications, Limitations and Restrictions Thereof, a form of which is attached hereto as Exhibit B (the "Series A Certificate"). In addition, the Company has authorized the issuance and sale to the Investor of an aggregate of 15,000 shares of the Series A Preferred (the "Shares") and the Warrant.

                1.2    Sale of the Shares and the Warrant.    Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor at the Closing, and the Investor agrees to purchase from the Company at the Closing, the Shares and the Warrant for an aggregate purchase price of Fifteen Million Dollars ($15,000,000) (the "Purchase Price"). The shares of Common Stock, issued or issuable upon conversion of the Shares are referred to as the "Conversion Shares." The shares of Common Stock issuable upon exercise of the Warrant are referred to as the "Warrant Shares." The Shares, the Conversion Shares, the Warrant and the Warrant Shares are collectively referred to as the "Securities."

        2.    CLOSING.    The purchase and sale of the Shares and the Warrant (the "Closing") will take place at the offices of Latham & Watkins, 12636 High Bluff Drive, Suite 300, San Diego, CA 92130 at 10:00 a.m. Pacific Time, on January 17, 2002, or if any of the conditions set forth in Section 7 (other than conditions with respect to actions the respective Parties will take at the Closing itself) has not been satisfied, a later date selected by the Investor, which date shall be within five (5) Business Days (as defined below) following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions to occur at the Closing (other than conditions with respect to actions the respective Parties will take at the Closing itself) (such date, the "Closing Date"). "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of California or in the United Mexican States are authorized or obligated by law, regulation or executive order to close. At the Closing, the Company will deliver to the Investor (i) a certificate registered in the Investor's name and in the denominations designated by the Investor prior to the Closing Date representing the Shares, (ii) the Warrant and (iii) the other documents, certificates and opinions to be delivered pursuant to Section 7 hereof, all against (x) payment of the Purchase Price by wire transfer of immediately available funds as directed pursuant to instructions delivered by the Company to the Investor prior to the Closing Date and (y) delivery by the Investor to the Company of the certificate to be delivered pursuant to Section 8.1.

        3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.    The Company hereby represents and warrants to, and agrees with, the Investor that the statements in the following paragraphs of this Section 3 are true and correct:

                3.1    Organization, Good Standing and Qualification.    Each of the Company and its Subsidiaries (as defined below) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own or lease and operate its properties and to conduct its business as it is currently being conducted and is proposed to be conducted. Each of the Company and its Subsidiaries is duly licensed, authorized or qualified as a foreign corporation, partnership or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership, lease or operation of property or conduct of business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the assets, liabilities, condition (financial or otherwise), results of operations, prospects or business of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect"). The Company is not in default under or in violation of any provision of its amended and restated certificate of incorporation (the "Certificate of Incorporation") or its bylaws (the "Bylaws"). "Subsidiary" means as to any Person (as defined below), any other Person of which more than 50% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. "Person" means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority (as defined below).

                3.2    Authorization.

                        (a)  The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of the obligations of the Company at the Closing, the performance of the obligations of the Company under Section 9 hereof and the issuance and delivery of the Securities has been taken, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally; (ii) the effect of rules of law governing the availability of equitable remedies; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

                        (b)  The Board of Directors of the Company (the "Board of Directors") has approved the entry by the Company into this Agreement and the performance of the Company's obligations hereunder and consummation of the transactions contemplated hereby and by the Right of First Refusal Agreement between the Investor and the Price Entities (as defined therein) (the "Right of First Refusal Agreement") for all purposes under the Delaware General Corporation Law (the "DGCL"), including for purposes of paragraph (a)(1) of Section 203 of the DGCL ("DGCL Section 203"), and no other "moratorium," "control share acquisition," "business combination," "fair price" or other form of anti-takeover or similar law of any jurisdiction is applicable to the transactions contemplated by this Agreement or the Right of First Refusal Agreement. The Company has delivered to the Investor true and correct copies of resolutions adopted by the Board of Directors to the foregoing effects.

                3.3    Valid Issuance of the Securities.

                        (a)  The Shares have been duly and validly authorized, reserved for issuance and, when issued, sold and delivered by the Company in accordance with the terms of this Agreement for the consideration provided for herein, will have been duly and validly issued, fully paid and nonassessable and will be free of any mortgage, pledge, lien, security interest, claim, voting agreement, conditional sale agreement, title retention agreement, restriction, option or encumbrance of any kind, character or description whatsoever ("Lien") (other than those that may be created by the Investor) and free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

                        (b)  The Conversion Shares have been duly and validly authorized by the Company and reserved for issuance and, when issued in accordance with the terms of the Series A Certificate, will have been duly and validly issued, fully paid and nonassessable and will be free of any Liens (other than those that may be created by the Investor) and free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

                        (c)  The Warrant has been duly and validly authorized by the Company and, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally.

                        (d)  The Warrant Shares have been duly and validly authorized by the Company and reserved for issuance and, when issued in accordance with the terms of the Warrant, will have been duly and validly issued, fully paid and nonassessable and will be free of any Liens (other than those that may be created by the Investor) and free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

                3.4    Capitalization.

                        (a)  The entire authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, of which 6,297,421 shares (not including 623,802 shares held by the Company as treasury shares) were issued and outstanding as of December 31, 2001, and 2,000,000 shares of Series A Preferred, of which no shares, except for the Shares issued pursuant to this Agreement, are issued and outstanding as of the date of this Agreement. Except as set forth in the SEC Documents (as defined below) and except as contemplated hereby and in that certain Series A Preferred Stock Purchase Agreement of even date herewith among the Company and The Price Family Charitable Fund, the Price Family Charitable Trust, The Price Group LLC, the Robert & Allison Price Charitable Remainder Trust and the Sol and Helen Price Trust relating to the purchase and sale of 5,000 shares of Series A Preferred for an aggregate purchase price of $5,000,000 (the "Price Purchase Agreement"), a true and complete copy of which has been provided by the Company to the Investor, there are no outstanding or authorized warrants, options, purchase rights, subscription rights, conversion rights, exchange rights or other contracts, commitments or obligations that could require the Company or any of its Subsidiaries to issue, grant, deliver or sell or otherwise cause to be issued, granted, delivered or sold or become outstanding any capital stock of the Company or any of its Subsidiaries, except for those granted in the ordinary course of business since the dates of the SEC Documents. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company.

                        (b)  Except as set forth on Schedule 3.4(b) hereto, the registration of the Registrable Securities (as defined below) pursuant to Section 9 hereof will not give rise to any registration rights on behalf of any Person under any agreement or instrument applicable to the Company. Except as set forth on Schedule 3.4(b) hereto, other than pursuant to Section 9 hereof, no Person has any right to require the Company to register securities of the Company under the Securities Act of 1933, as amended (the "1933 Act").

                3.5    Noncontravention.

                        (a)  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, ordinance, code, injunction, judgment, order, decree, ruling, charge, writ, determination or other restriction ("Law") of any government or political subdivision or department thereof, any governmental regulatory body, commission, board, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign ("Governmental Authority") to which the Company or any of its Subsidiaries is subject or any provision of the Certificate of Incorporation or the Bylaws or the certificate of incorporation or bylaws or similar constituent documents of the Company's Subsidiaries or (ii) conflict with, result in a breach or violation of, constitute a default (with or without notice or the passage of time) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or give rise to a right to put or to compel a tender offer for outstanding securities of the Company or any of its Subsidiaries or require any notice, consent, waiver or approval under any agreement, contract, lease, license, loan, debt instrument, note, bond, indenture, mortgage, deed of trust, joint venture agreement, approval of a Governmental Authority or other arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company's or its Subsidiaries' assets is subject (or result in the imposition of any mortgage, pledge, Lien, encumbrance, charge or other security interest upon any of such assets or properties), except in either case, where such violation, conflict or default would not have a Material Adverse Effect.

                        (b)  Except for filings which may be required under state securities laws, for which filings the Company shall be responsible, neither the Company nor any of its Subsidiaries is required to give any notice to, make any filing or registration with, or obtain any authorization, consent or approval of any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby (including the issuance of Common Stock upon conversion of the Series A Preferred or exercise of the Warrant).

                        (c)  No consent or approval of the Company's stockholders is required by Law, the Certificate of Incorporation, the Bylaws, the rules and regulations of the Nasdaq Stock Market, or otherwise, for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the issuance of Common Stock upon conversion of the Series A Preferred or exercise of the Warrant).

                        (d)  The execution, delivery and performance of this Agreement by the Company and the consummation of transactions contemplated hereby will not constitute a "Change of Control" as such term is defined in any contract, agreement, indenture, mortgage, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which the properties of the Company or any such Subsidiary is subject.

                3.6    Reports Filed Under the Securities Exchange Act of 1934; Financial Statements.

                        (a)  The Company has timely filed with the Securities and Exchange Commission (the "SEC") all reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "1934 Act"). All such reports filed by the Company with the SEC in the preceding twelve (12) months (the "SEC Documents") (i) comply in all material respects, with the applicable requirements of the 1934 Act and the 1933 Act, and (ii) contain all statements required to be stated therein in accordance with the 1934 Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Pursuant to a Registration Rights Agreement dated as of June 3, 2000 by and between PSC, S.A., a Panamanian corporation ("PSC"), and the Company, the Company filed a registration statement on Form S-3 (the "PSC Registration Statement") with the SEC covering the resale of a portion of the shares held by PSC. The SEC has conducted a full review of the PSC Registration Statement, including the Company's filings under the 1934 Act incorporated therein by reference. In connection with this review, the SEC has provided comments to the Company, and the Company has submitted written responses and filed amendments to the PSC Registration Statement and its Annual Reports on Form 10-K for the years ended August 31, 2000 and 2001. The SEC may have additional comments, and the PSC Registration Statement has not yet been declared effective.

                        (b)  As of their respective dates (except as they have been correctly amended), the financial statements of the Company included in the SEC Documents (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (A) as may be otherwise indicated in such financial statements or the notes thereto or (B) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and (iii) fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows of the Company and its Subsidiaries (on a consolidated basis) for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                3.7    Absence of Certain Changes.    Except as disclosed in the SEC Documents or otherwise disclosed in public announcements or press releases, since August 31, 2001, the Company and its Subsidiaries have conducted their consolidated business in the ordinary and usual course and there has been no change to the business, properties, assets, operations, prospects, results of operations or condition (financial or otherwise) of the Company or its Subsidiaries (taken as a whole), except for such changes which could not be reasonably expected to have a Material Adverse Effect.

                3.8    No General Solicitation.    Neither the Company, nor any of its Affiliates (as defined below), nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D ("Regulation D") promulgated under the 1933 Act) in connection with the offer or sale of the Shares and the Warrant. "Affiliate" has the meaning set forth in Rule 12b-2 promulgated under the 1934 Act as in effect on the date hereof. The term "Affiliated" has a correlative meaning.

                3.9    Disclosure.    No information that has been provided to the Investor by the Company or any of its representatives in connection with the transactions contemplated by this Agreement, and no exhibit, document, statement, certificate or schedule furnished or to be furnished to the Investor pursuant to this Agreement, contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit, as the case may be, to state a material fact necessary to make the statements or facts contained therein not misleading.

        4.    REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.    The Investor represents and warrants to the Company that the statements in the following paragraphs of this Section 4 are true and correct:

                4.1    Organization and Qualification.    The Investor is a corporation duly organized, validly existing and in good standing under the laws of the United Mexican States. The Investor has all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

                4.2    Authorization.    All action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder has been taken, and this Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally; (b) the effect of rules of law governing the availability of equitable remedies; and (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

                4.3    Purchase for Own Account.    Except as permitted pursuant to Section 11.3 hereof, the Securities to be acquired by the Investor hereunder will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and the Investor has no present intention of selling or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Securities. The Investor also represents that it has not been formed for the specific purpose of acquiring the Securities.

                4.4    Accredited Investor Status.    The Investor is an "accredited investor" within the meaning of Regulation D. By reason of its business and financial experience, sophistication and knowledge, the Investor is capable of evaluating the risks and merits of the investment made pursuant to this Agreement. The Investor confirms that it is able (a) to bear the economic risk of this investment, as well as other risk factors as more fully set forth herein and in the SEC Documents, (b) to hold the Securities for an indefinite period of time and (c) to bear a complete loss of the Investor's investment; and the Investor represents that it has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the Investor's ability to provide for its current needs and possible financial contingencies.

                4.5    Restricted Securities.    The Investor understands that the Securities are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the 1933 Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in Section 9 hereof.

                4.6    Due Diligence and No Solicitation.    The Investor has had a reasonable opportunity to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of the Investor. At no time was the Investor presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

                4.7    Further Limitations on Disposition.    Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

                        (a)  there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                        (b)  (i) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) the Investor shall have furnished the Company at the Investor's expense an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such securities under the 1933 Act; provided that the Company shall not require an opinion of counsel for routine sales of shares pursuant to Rule 144.

                4.8    Legends.    It is understood that the certificates evidencing the Securities will bear the legends set forth below:

                        (a)  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                        (b)  The legend referred to in Section 4.8(a) above shall be removed from a certificate representing such Securities or shares of Common Stock issued upon conversion or exercise thereof if the securities represented thereby are sold pursuant to an effective registration statement under the 1933 Act, or there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as reasonably may be requested by the Company, to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such securities will not violate the registration requirements of the 1933 Act.

        5.    PRE-CLOSING COVENANTS OF THE PARTIES.

        The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

                5.1    General.    Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Sections 7 and 8 below).

                5.2    Notice of Developments.    Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 or 4 above. No disclosure by any Party pursuant to this Section 5.2, however, shall be deemed to cure any misrepresentation, breach of warranty or breach of covenant.

        6.    POST-CLOSING COVENANTS OF THE PARTIES.

                6.1    Board Representation.

                        (a)  The Board of Directors shall elect or appoint to the Board of Directors one (1) nominee designated by the Investor (such person, or replacement designated by the Investor, the "Investor Nominee"), effective as of the Closing Date. Commencing with the annual meeting of stockholders of the Company, the record date for which next follows the Closing Date, and at each annual meeting of stockholders of the Company thereafter, the Investor shall be entitled to present to the Board of Directors or the nominating committee thereof the Investor Nominee for election at each annual meeting of stockholders of the Company and the Company shall use its best efforts to cause the election to the Board of Directors of such Investor Nominee. If the Board of Directors becomes a classified board, the Board of Directors shall designate the class in which the Investor Nominee shall serve, and at each annual meeting of stockholders of the Company at which the term of the Investor Nominee shall expire, the Investor shall be entitled to present to the Board of Directors or the nominating committee thereof the Investor Nominee for election at such annual meeting of stockholders of the Company and the Company shall use its best efforts to cause the election to the Board of Directors of such Investor Nominee. In the event of the death, disability, resignation or removal of an Investor Nominee, the Investor shall designate a replacement for such director, which replacement the Company shall cause to be elected or appointed to the Board of Directors.

                        (b)  The Company shall cause the Investor Nominee designated for election to the Board of Directors to be included in the slate of nominees recommended by the Board of Directors to the stockholders of the Company for election as directors at the relevant annual meeting of the stockholders, and shall use its best efforts to cause the election of each such Investor Nominee, including soliciting proxies in favor of the election of such person.

                        (c)  The Investor shall be entitled to designate an Investor Nominee for election to the Board of Directors so long as the Investor and its Affiliates Beneficially Own (as defined below) all of the Shares or any Conversion Shares issued upon conversion thereof and the Warrant and any of the Warrant Shares issued upon exercise thereof. If at any time the Investor and its Affiliates do not Beneficially Own all of the Shares or any Conversion Shares issued upon conversion thereof and the Warrant and any of the Warrant Shares issued upon exercise thereof, the Company's obligations pursuant to this Section 6.1 shall terminate and shall be of no further force or effect. "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 promulgated under the 1934 Act as in effect on the date hereof, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire by conversion, exercise of option or otherwise whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

                        (d)  From and after the Closing Date, for so long as an Investor Nominee serves as a member of the Board of Directors, each Investor Nominee shall be invited to attend all regular and special meetings of the Board of Directors and any committee of the Board of Directors of which such Investor Nominee is a member or permitted to attend as an observer. The Company shall notify each Investor Nominee of any such meeting no later than the time at which it notifies any other member of the Board of Directors of such meeting.

                6.2    Status of Dividends.    The Company agrees to treat the Series A Preferred as equity for all tax purposes unless the Company determines that there is no reasonable basis for such position. The Company shall take no action (other than as required by Law) that would jeopardize the availability of the dividends received deduction under Section 243(a)(1) of the Internal Revenue Code of 1986, as amended, for the distributions on Series A Preferred that are paid out of current or accumulated earnings and profits, if any.

                6.3    Director and Officer Indemnification.

                        (a)  So long as any Investor Nominee serves as a member of the Board of Directors, the Company shall provide to each such individual indemnification and directors' and officers' insurance having terms and provisions no less favorable to such individuals than the indemnification and directors' and officers' insurance provided to other directors of the Company (including, without limitation, coverage for matters based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring while such Investor Nominee was a director, even though such Investor Nominee may no longer be a director at the time any claim for indemnification or coverage under insurance is made).

                        (b)  So long as any Investor Nominee serves as a member of the Board of Directors, the Company shall not amend the Certificate of Incorporation or Bylaws so as to adversely affect the rights of any such person with respect to indemnification by the Company for any Losses (as defined below) incurred by such person in such person's capacity as a director of the Company. "Losses" shall mean, collectively, any and all losses, penalties, judgments, suits, costs, claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements).

                        (c)  So long as any Investor Nominee serves as a member of the Board of Directors, the Company shall maintain in full force and effect, to the extent available, directors' and officers' liability insurance with respect to such person, which insurance shall be at least as favorable to such person (in the amount and extent of coverage) as the directors' and officers' liability insurance in force on the Closing Date.

                6.4    Listing; Reservation.

                        (a)  So long as the Investor or its Affiliates Beneficially Owns any Securities, the Company shall use its best efforts to ensure that the shares of Common Stock continue to be quoted on the NASDAQ Stock Market; provided, however, this Section 6.4(a) shall not restrict the Company from engaging in any reclassification, capital reorganization or other change in the outstanding shares of Common Stock or any consolidation or merger of the Company with or into another corporation or any other transaction in which the stockholders of the Company are required to exchange their shares of Common Stock for stock or other securities of the Company or any other Person.

                        (b)  From and after the Closing Date, the Company shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of issuing Common Stock upon the conversion or exercise of the Shares or the Warrant, such number of shares of Common Stock free of preemptive rights as shall be sufficient to issue Common Stock upon the conversion or exercise of the Shares and the Warrant.

        7.    CONDITIONS TO THE INVESTOR's OBLIGATIONS AT CLOSING.    The obligations of the Investor under Section 2 of this Agreement with respect to the Closing are subject to the fulfillment or waiver, on the Closing Date, of each of the following conditions:

                7.1    Representations and Warranties True.    The representations and warranties of the Company contained in Section 3 qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except where such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date). The Company shall have delivered to the Investor at the Closing a certificate in form and substance reasonably satisfactory to the Investor dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company to the effect that the condition set forth in this Section 7.1 has been satisfied.

                7.2    Compliance with Covenants.    The Company shall have performed all of its obligations hereunder in all material respects and complied with all agreements, undertakings, covenants and conditions required hereunder to be performed by it at or prior to the Closing. The Company shall have delivered to the Investor at the Closing a certificate in form and substance reasonably satisfactory to the Investor dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company to the effect that the condition set forth in this Section 7.2 has been satisfied.

                7.3    No Litigation.

                        (a)  No Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, materially delays, prohibits or otherwise makes illegal the performance of this Agreement or the transactions contemplated hereby.

                        (b)  No action, suit or proceeding shall be pending or threatened before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, materially delay, prohibit or otherwise make illegal the consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this

Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect) or (iii) affect adversely the right of the Investor to own the Securities.

                7.4    Securities Exemptions.    The offer and sale of the Securities to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the California Corporate Securities Law of 1968 (the "California Securities Law") and the registration and/or qualification requirements of all other applicable state securities laws.

                7.5    Opinion of Company Counsel.    The Investor shall have received the opinion of Latham & Watkins, outside counsel to the Company, attached as Exhibit Chereto dated as of the Closing Date.

                7.6    Certificate of Designations.    The Series A Certificate shall have been filed with the Secretary of State of the State of Delaware and a copy of the revised Certificate of Incorporation (including the Series A Certificate) certified by the Secretary of State of the State of Delaware, shall have been delivered to the Investor.

                7.7    Shares and Warrant.    The Company shall have executed and delivered to the Investor the certificate(s) representing the Shares and the Warrant to be purchased by the Investor pursuant to Section 1.2 hereof.

                7.8    Proceedings.    All corporate and other proceedings to be taken by the Company in connection with this Agreement and with respect to the transactions contemplated hereby to be completed at or prior to the Closing and documents incident thereto shall have been completed in form and substance reasonably satisfactory to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of this Agreements and such other documents as it may reasonably request.

                7.9    Board Representation.    The Investor Nominee designated by the Investor shall have been elected to the Board of Directors effective as of the Closing Date, and directors' and officers' liability insurance shall be available to the Investor Nominee on terms satisfactory to the Investor and in an amount of coverage at least equal to $15,000,000.

                7.10    No Material Adverse Effect.    No event shall have occurred and no condition shall have arisen or been created since the date of this Agreement which has had, or would be reasonably likely to have, a Material Adverse Effect.

                7.11    Anti-Takeover Laws Not Applicable.    The Board of Directors shall have approved the entry by the Company into this Agreement and the performance of the Company's obligations hereunder and consummation of the transactions contemplated hereby and by the Right of First Refusal Agreement for all purposes under the DGCL, including for purposes of paragraph (a)(1) of DGCL Section 203, and no other "moratorium," "control share acquisition," "business combination," "fair price" or other form of anti-takeover or similar law of any jurisdiction is applicable to the transactions contemplated by this Agreement or the Right of First Refusal Agreement.

        8.    CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.    The obligations of the Company to the Investor under this Agreement with respect to the Closing are subject to the fulfillment or waiver on the Closing Date of each of the following conditions:

                8.1    Representations and Warranties True.    The representations and warranties of the Investor contained in Section 4 qualified as to materiality shall have been true and correct in all respects, and those not so qualified shall have been true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except where such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date). The Investor shall have delivered to the Company at the Closing a certificate in form and substance reasonably satisfactory to the Company dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Investor to the effect that the conditions set forth in this Section 8.1 have been satisfied.

                8.2    Payment of Consideration.    The Investor shall have paid the Purchase Price in accordance with the provisions of Section 1.2.

                8.3    No Litigation.

                        (a)  No Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, materially delays, prohibits or otherwise makes illegal the performance of this Agreement or the transactions contemplated hereby.

                        (b)  No action, suit or proceeding shall be pending or threatened before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, delay, prohibit or otherwise make illegal the consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

                8.4    Securities Exemptions.    The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the California Securities Law and the registration and/or qualification requirements of all other applicable state securities laws.

        9    REGISTRATION STATEMENT FOR RESALE OF THE SHARES.

                9.1    Registration.    As promptly as practicable after the Closing but in any event within thirty (30) days following the Closing Date, the Company shall prepare and file with the SEC a registration statement on Form S-3 (the "Registration Statement"), and maintain effective for the period specified in Section 9.2(a) for use by the Investor and its Affiliates at any time during such period with respect to the offering and sale or other disposition of the Conversion Shares and the Warrant Shares and the shares of Common Stock issuable upon conversion of the Series A Preferred issuable pursuant to the Price Purchase Agreement (collectively, the "Registrable Securities").

                9.2    Company Obligations.    In the case of each registration effected by the Company pursuant to this Section 9, the Company will keep the Investor, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                        (a)  use its best efforts to cause such registration to remain effective at all times until the earlier of (i) such time as the distribution described in the registration statement relating to the Registrable Securities has been completed and (ii) two (2) years from the Closing Date;

                        (b)  prepare and file with the SEC such amendments and post-effective amendments to such registration statement and supplements to the prospectus as may be (i) reasonably requested by the holders of a majority of any class of participating Registrable Securities, (ii) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder), or (iii) necessary to keep such registration effective for the period of time required by this Section 9;

                        (c)  prepare and deliver to the Investor as many copies of each preliminary and final prospectus and other documents incident thereto as the Investor from time to time may reasonably request;

                        (d)  immediately notify the Investor, at any time when a prospectus relating to a registration of Registrable Securities is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of the Investor, prepare a supplement or amendment to such registration statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements therein not misleading;

                        (e)  list the Registrable Securities on the automated quotation system and/or securities exchanges upon which the Common Stock is listed;

                        (f)    use its best efforts to register or qualify and maintain the qualification of the Registrable Securities covered by such registration under such state securities or "blue sky" laws for offers and sales to the public as the Investor shall reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of or become subject to taxation in, any jurisdiction in which it shall not be then qualified, or to file any general consent to service of process;

                        (g)  otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable Governmental Authorities in other applicable jurisdictions;

                        (h)  notify the Investor (i) when the Registration Statement or any amendment thereto has been filed or become effective, when the prospectus or any amendment or supplement thereto has been filed and to furnish the Investor with copies thereof, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the preliminary prospectus or the Final Prospectus (as defined below) or the initiation or threatening of any proceedings for such purposes, and (iii) the receipt by the Company of any notification with respect to the suspending of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                        (i)    with a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to: (i) make and keep public information available as those terms are understood and defined in Rule 144; (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and (iii) so long as the Investor or transferee of Investor owns any Securities, furnish to the Investor or transferee of Investor upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Investor or transferee of Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing the Investor or transferee of Investor to sell any such securities without registration.

                9.3    Restrictions on Registrations.    If at any time or from time to time after the effective date of the Registration Statement, the Company promptly notifies the Investor in writing of the existence of a Potential Material Event (as defined below), the Investor shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then notwithstanding Section 9.1 above, the Company's obligation to file the Registration Statement shall be delayed until such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors that disclosure of such information in a Registration Statement would be materially detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors, be materially adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors that the applicable Registration Statement would be materially misleading absent the inclusion of such information. In no event shall the suspension of the Registration Statement (or the permissible delay in filing a Registration Statement) (i) exceed ninety (90) days on any one occasion as a result of a Potential Material Event or (ii) be permitted more than once during any 12-month period.

                9.4    Investor Obligations and Rights.

                        (a)  The Investor shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to file and keep effective the Registration Statement, shall provide to the Company, in writing, for use in the Registration Statement, all such information regarding the Investor and its plan of distribution of the Registrable Securities as may be reasonably necessary to enable the Company to prepare the Registration Statement and prospectus covering the Registrable Securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith. The Investor shall have the right to prepare any portions of the Registration Statement requiring information regarding the Investor and its plan of distribution of the Registrable Securities.

                        (b)  During such time as the Investor may be engaged in a distribution of the Registrable Securities, the Investor shall comply with Regulation M promulgated under the 1934 Act and pursuant thereto it shall, among other things; (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such regulation; (ii) distribute the Registrable Securities under the Registration Statement solely in the manner described in the Registration Statement; and (iii) cease distribution of such Registrable Securities pursuant to such Registration Statement upon receipt of written notice from the Company that the prospectus covering the Registrable Securities contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading.

                        (c)  The Investor hereby covenants with the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the 1933 Act to be satisfied unless the sale is made pursuant to an exemption from registration.

                        (d)  The Investor acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with this Agreement and the Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

                        (e)  Following termination of the effectiveness of the Registration Statement, the Investor shall discontinue sales of Registrable Securities pursuant thereto upon receipt of notice from the Company of its intention to remove from registration the Registrable Securities covered thereby which remain unsold, and the Investor shall promptly notify the Company of the number of Registrable Securities registered that remain unsold immediately upon receipt of the notice from the Company.

                        (f)    The Investor will observe and comply with the 1933 Act, the 1934 Act and the general rules and regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge, transfer or other disposition of the Registrable Securities or any part thereof.

                9.5    Indemnification.

                        (a)  The Company will indemnify and hold harmless to the fullest extent permitted by law the Investor, its Affiliates and each of their respective officers, directors, shareholders, employees, advisors, agents and partners, and each person controlling the Investor, with respect to each registration which has been effected pursuant to this Section 9 against all Losses jointly and severally arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any amendment or supplement thereto or any documents incorporated by reference therein and any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the 1933 Act or the 1934 Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor, its Affiliates and their respective officers, directors, shareholders, employees, advisors, agents and partners, and each person controlling the Investor for any legal and any other expenses reasonably incurred in connection with investigating and defending any such Losses; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Investor and stated expressly to be specifically for use therein.

                        (b)  The Investor will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless to the fullest extent permitted by law the Company, its Affiliates and their respective directors, employees, advisors, agents and officers and each person who controls the Company, against all Losses arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by the Investor in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the Investor therein not misleading, and will reimburse the Company and its directors, officers, partners, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor and stated expressly to be specifically for use therein; provided, however, that the obligations of the Investor hereunder shall be limited to an amount equal to the net proceeds to the Investor of securities sold as contemplated herein.

                        (c)  Each party entitled to indemnification under this Section 9.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless (i) the Indemnifying Party has agreed in writing to pay such fees or expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the Indemnified Party has reasonably concluded (based on the written advice of counsel) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, or (iv) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9 unless the Indemnifying Party is materially prejudiced thereby. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld. If the Indemnifying Party assumes the defense, the Indemnifying Party shall not have the right to settle such action without the written consent of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

        If the indemnification provided for in this Section 9.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything in this Section 9.5 to the contrary, no Indemnifying Party (other than the Company) shall be required pursuant to this Section 9.5 to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party from the sale of Registrable Securities in the offering to which the Losses of the Indemnified Party relates exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue statement or omission.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act)

shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                        (d)  The foregoing indemnity agreement of the Company and Investor is subject to the condition that, insofar as they relate to any Losses made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the 1933 Act (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of the Investor if a copy of the Final Prospectus was timely furnished to the Investor in sufficient quantities for delivery and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

                        (e)  Notwithstanding any other provision of this Agreement, the obligations of the parties under this Section 9.5 shall survive indefinitely.

                9.6    Expenses.    The Company shall pay all expenses incident to the registration of the Registrable Securities under this Section 9 including without limitation, all registration, listing, quotation and filing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel for the Company and its independent public accountants. With respect to sales of the Registrable Securities, the Investor shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities to be sold by the Investor, the fees and disbursements of counsel retained by the Investor and transfer taxes, if any.

        10.    TERMINATION.

                10.1    Termination.    This Agreement may be terminated at any time prior to the Closing:

                        (a)  by mutual written agreement of the Company and the Investor;

                        (b)  by either the Investor or the Company (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if the Closing shall not have been consummated on or before February 28, 2002;

                        (c)  by either the Investor or the Company if a court of competent jurisdiction or a Governmental Authority shall have issued a non-appealable final judgment, injunction, order, ruling or decree or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement provided that the Party seeking to terminate this Agreement pursuant to this clause (c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling or decree lifted, vacated or denied; or

                        (d)  by either the Investor or the Company (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach.

                10.2    Effect of Termination.    In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such Party) except as set forth in this Section 10.2, provided that nothing contained in this Agreement shall relieve any party from liability for any breach of this Agreement and provided further that Section 11 shall survive termination of this Agreement.

        11.    MISCELLANEOUS.

                11.1    Survival of Warranties.    The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of twenty-four (24) months from the Closing Date and shall in no way be affected by any knowledge or investigation of the subject matter thereof made by or on behalf of the Investor or the Company, as the case may be.

                11.2    Specific Performance.    The parties hereto specifically acknowledge that monetary damages are not an adequate remedy for violations of this Agreement, and that any party hereto may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law and to the extent the party seeking such relief would be entitled on the merits to obtain such relief, each party waives any objection to the imposition of such relief.

                11.3    Successors and Assigns.

                        (a)  This Agreement shall bind and inure to the benefit of the Company and the Investor and their respective successors, permitted assigns, heirs and personal representatives; provided that the Company may not assign its rights or obligations under this Agreement to any Person without the prior written consent of the Investor.

                        (b)  Nothwithstanding Section 11.3(a) or any other provision to the contrary in this Agreement, the Investor may assign any and all of its rights and obligations under Section 9 hereof in connection with the transfer to such assignee of at least 5,000 Shares (or the Conversion Shares issued upon conversion thereof).

                11.4    Governing Law.

                        (a)  This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within that State, without reference to principles of conflict of laws or choice of law thereof.

                        (b)  The Parties hereto hereby agree that the appropriate and exclusive forum for any disputes arising out of this Agreement solely between the Company and the Investor shall be the United States District Court for the Southern District of New York, and, if such court will not hear any such suit, the courts of the state of Delaware, and the parties hereto hereby irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction. The Parties hereto further agree that the Parties will not bring suit with respect to any disputes arising out of this Agreement except as expressly set forth below for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts. Each of the Parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 11.7 hereof. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by the law or to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness.

                11.5    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                11.6    Headings.    The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                11.7    Notices.    All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then four (4) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

To the Company:	PriceSmart, Inc. 4649 Morena Boulevard San Diego, CA 92117-3650 Attention: Robert M. Gans, Esq. Telephone: (858) 581-7726 Facsimile: (858) 581-4707
with a copy to:	Latham & Watkins 12636 High Bluff Drive, Suite 300 San Diego, CA 92130 Attention: Robert E. Burwell, Esq. Telephone: (858) 523-5400 Facsimile: (858) 523-5450
To Investor:	To the name and address set forth on the signature page hereto
with a copy to:	Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, NY 10006 Attention: Daniel S. Sternberg, Esq., and Jorge U. Juantorena, Esq. Telephone: (212) 225-2000 Facsimile: (212) 225-3999

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service or ordinary mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                11.8    No Finder's Fees.    Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                11.9    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

                11.10    Attorneys' Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                11.11    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                11.12    Entire Agreement.    This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

                11.13    No Third Party Beneficiaries.    This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that the provisions of Section 6.3 shall inure to the benefit of and be enforceable by the Investor Nominee and the provisions of Section 9.5 shall inure to the benefit of and be enforceable by each Indemnified Party.

                11.14    Public Announcements.    The Investor and the Company shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used commercially reasonable efforts to consult with the other Party prior thereto. The Parties hereby consent to the filing of this Agreement by the Company and a Schedule 13D by the Investor with the SEC.

                11.15    Further Assurances.    From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                11.16    Fees and Expenses.    Except as otherwise provided in this Agreement, each of the Parties shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

                11.17    Waiver of Jury Trial.    THE COMPANY AND THE INVESTOR HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:
PRICESMART, INC.
By:	/s/ GILBERT A. PARTIDA
Name:	Gilbert A. Partida
Title:	President and Chief Executive Officer
THE INVESTOR:
GRUPO GIGANTE, S.A. DE C.V.
By:	/s/ ROBERTO SALVO HORVILLEUR
Name:	Roberto Salvo Horvilleur
Title:	Director General
Address:	Ejercito Nacional 769-A esquina Moliere, Col. Nueve Granada Delegación Miguel Hidalgo CP 11520 México D.F
Facsimile:	(52-55) 5269-8380
Phone:

EXHIBIT A
Form of Warrant

EXHIBIT B
Certificate of Designations

EXHIBIT C
Opinion of Counsel

QuickLinks

SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT BY AND BETWEEN GRUPO GIGANTE, S.A. DE C.V. and PRICESMART, INC.
TABLE OF CONTENTS
SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT